                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Sturm, Ruger & Company, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                  06-0633559
   (State or other jurisdiction          (I.R.S. employer identification number)
of incorporation or organization)

                                   Lacey Place
                          Southport, Connecticut 06490
                    (Address of principal executive offices)

                          Sturm, Ruger & Company, Inc.
                           2001 Stock Option Plan for
                             Non-Employee Directors
                            (Full title of the plan)

Erle G. Blanchard                       Copy to:
Vice Chairman, President                Jeffrey E. LaGueux, Esq.
Chief Operating Officer and Treasurer   Patterson, Belknap, Webb & Tyler LLP
Sturm, Ruger & Company, Inc.            1133 Avenue of the Americas
Lacey Place                             New York, New York  10036-6710
Southport, Connecticut 06490            (212) 336-2000
(203) 259-7843


(Name, address and telephone number,
including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of                                                              Proposed                   Amount
Securities            Amount             Proposed                     Maximum                    of Registration
to be                 to be              Maximum Offering             Aggregate Offering         Fee
Registered            Registered         Price per Share (1)          Price (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock,
par value             200,000            $9.4063                      $1,881,250                 $470.31
$1.00
-------------------------------------------------------------------------------------------------------------------


         (1) CALCULATED PURSUANT TO RULE 457(C) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AS PERMITTED BY RULE 457(H)(1) UNDER THE SECURITIES ACT, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMPANY'S COMMON STOCK AS TRADED ON THE NEW YORK STOCK EXCHANGE ON JANUARY 2, 2001.



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





                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by Sturm, Ruger & Company, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by this reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 23, 2000;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 10, 2000;

        (c) The Company's Current Report on Form 8-K, filed with the Commission on June 19, 2000;

        (d) The Company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2000, filed with the Commission on August 11, 2000;

        (e) The Company's Current Report on Form 8-K, filed with the Commission on November 6, 2000, as amended by the Company's Current Report on Form 8-K/A, filed with the Commission on November 16, 2000;

        (f) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000; and

        (g) The description of the Company's Common Stock, $1.00 par value (the "Common Stock"), set forth in the Company's Registration Statement on Form 8-A filed with the Commission on May 25, 1990.

        In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed by this reference to be incorporated in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        The shares of the Company's Common Stock registered hereby are included in a class of securities registered under Section 12 of the Exchange Act.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has


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provided for indemnification to the maximum extent permitted by the provisions of the Delaware General Corporation Law in its charter and by-laws. The registrant also maintains directors' and officers' liability insurance (subject to certain exclusions and limitations) against certain liabilities, including certain liabilities under the Securities Act of 1933. See Item 9,
"Undertakings."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8. EXHIBIT INDEX.

Exhibit No.       Description
4                 Sturm, Ruger & Company, Inc. 2001 Stock Option Plan for Non-Employee Directors.

5 Opinion of Patterson, Belknap, Webb & Tyler LLP regarding the legality of the Company's Common Stock registered hereby.

23.1              Consent of Patterson, Belknap, Webb & Tyler LLP (included in
                  Exhibit 5).

23.2              Consent of Ernst & Young LLP.




ITEM 9. UNDERTAKINGS.

        The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the


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


offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut on this 5th day of January, 2001.

                             STURM, RUGER & COMPANY, INC.

                             By: /s/Erle G. Blanchard
                                    -------------------------------------------
                                    Erle G. Blanchard
                                    Vice Chairman, President, Chief
                                    Operating Officer and Treasurer
                                   (Principal Financial and Accounting Officer)





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




        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



Signature                        Title                                          Date
---------                        -----                                          ----
/s/ William B. Ruger, Jr.        Chairman, Chief Executive Officer,             January 5, 2001
-------------------------        Director
William B. Ruger, Jr.            (Principal Executive Officer)

/s/ Erle G. Blanchard            Vice Chairman, President, Chief Operating      January 5, 2001
---------------------            Officer, Treasurer and Director
Erle G. Blanchard                (Principal Financial and Accounting
                                 Officer)

/s/ William B. Ruger             Chairman Emeritus and Director                 January 5, 2001
--------------------
William B. Ruger

/s/ John M. Kingsley, Jr.        Director                                       January 5, 2001
-------------------------
John M. Kingsley, Jr.

/s/ Stanley B. Terhune           Director                                       January 5, 2001
----------------------
Stanley B. Terhune

/s/ Richard T. Cunniff           Director                                       January 5, 2001
----------------------
Richard T. Cunniff

/s/ Townsend Hornor              Director                                       January 5, 2001
-------------------
Townsend Hornor

/s/ Paul X. Kelley               Director                                       January 5, 2001
------------------
Paul X. Kelley

/s/ Janes E. Service             Director                                       January 5, 2001
--------------------
Janes E. Service

/s/ Stephen L. Sanetti           Vice Chairman, Senior Executive Vice           January 5, 2001
----------------------           President, General Counsel and Director
Stephen L. Sanetti











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